UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 1, 2012

LIQUIDITY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-51813	52-2209244
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1920 L Street, N.W., 6th Floor, Washington, D.C.	20036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (202) 467-6868

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On November 1, 2012, Liquidity Services, Inc., a Delaware corporation ( the “Company”), announced the completion of the acquisition (the “Acquisition”) by its wholly-owned indirect subsidiary, LSI Liquidity Services Canada Ltd. (“LSI Canada”) of substantially all of the assets of 683949 Ontario Ltd., an Ontario Corporation doing business as National Electronic Service Association (“NESA”).  A copy of the press release announcing the completion of the Acquisition is attached hereto as Exhibit 99.1.

In connection with the Acquisition, LSI Canada made a cash payment to NESA of approximately CA$18 million at the closing.  The purchase price is subject to certain post-closing adjustments.  In addition, NESA may be eligible to receive contingent cash earn-out payments based upon NESA’s operating results during the first three years, and the fourth year following the closing of the Acquisition (the “Earn-out Payments”).  If earned by NESA, the Earn-out Payments will be payable to NESA by LSI Canada either 39 or 51 months following the closing of the Acquisition.

Prior to the Acquisition, there were no material relationships between the Company or its affiliates, on the one hand, and NESA, on the other hand.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

99.1         Press Release issued by Liquidity Services, Inc., dated November 1, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIQUIDITY SERVICES, INC.
(Registrant)

Date: November 2, 2012	By:	/s/ James E. Williams
	Name:	James E. Williams
	Title:	Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated November 1, 2012, with respect to the Acquisition.